UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/08/2011

MVB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50567

WV	200034461
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

301 Virginia Avenue, Fairmont, WV 26554-2777
(Address of principal executive offices, including zip code)

304-363-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On September 8, 2011, as part of the Small Business Lending Fund ("SBLF") of the United States Department of the Treasury ("Treasury"), MVB Financial Corp. ("MVB" or the "Company"), the parent company of MVB Bank, Inc. (the "Bank") entered into a Small Business Lending Fund-Securities Purchase Agreement ("Purchase Agreement") with the Secretary of the Treasury, pursuant to which the Company (i) sold 8,500 shares of the Company's preferred stock, par value $1,000 per share (the "SBLF Preferred Stock") to the Secretary of the Treasury for a purchase price of $8,500,000. The SBLF Preferred Stock was issued pursuant to the SBLF program, a $30 billion fund established under the Small Business Jobs Act of 2010 that was created to encourage lending to small business by providing capital to qualified community banks with assets of less than $10 billion. The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The SBLF Preferred Stock was issued under a new Certificate of Designation to the Company's Articles of Incorporation described in Item 5.03 below.
The SBLF Preferred Stock qualifies as Tier 1 capital. The SBLF Preferred Stock is entitled to receive non-cumulative dividends, payable quarterly, on each January 1, April 1, July 1 and October 1, beginning October 1, 2011. The dividend rate, as a percentage of the liquidation amount, can fluctuate on a quarterly basis during the first 10 quarters during which the SBLF Preferred Stock is outstanding, based upon changes in the level of "Qualified Small Business Lending" or "QSBL" (as defined in the Purchase Agreement) by the Bank.
Under the SBLF, "QSBL" is defined to include the following types of loans: (a) commercial and industrial loans; (b) owner-occupied non-farm, non-residential real estate loans; (c) loans to finance agricultural production and other loans to farmers; and (d) loans secured by farmland. Excluded from these types of loans, and therefore excluded from the calculation of QBSL, are (i) any loan or group of loans to the same borrower and its affiliates with an original principal or commitment amount greater than $10 million; (ii) loans to borrowers who have (or whose ultimate parent company has) more than $50 million in revenues during the most recent fiscal year ended as of the date of loan origination; (iii) the portion of any loans guaranteed by the U.S. Small Business Administration, any other U.S. Government agency or a U.S. Government-sponsored enterprise; and (iv) the portion of any loans for which the risk is assumed by a third party (e.g., the portion of loans that have been participated). The Company's expected QSBL Baseline is $53,681,000.
Based upon the increase in the Bank's level of QSBL over the baseline level calculated under the terms of the Purchase Agreement, the dividend rate for the initial dividend period has been set at 4.1957647%. For the second through ninth calendar quarters the dividend rate may be adjusted to between one percent (1%) and five percent (5%) per annum, to reflect the amount of change in the Bank's level of QSBL. If the level of the Bank's qualified small business loans declines so that the percentage increase in QSBL as compared to the baseline level is less than 10%, then the dividend rate payable on the SBLF Preferred Stock would increase. For the tenth calendar quarter through four and one half years after issuance, the dividend rate will be fixed at between one percent (1%) and seven percent (7%) based upon the increase in QSBL as {C2136023.1} 3 compared to the baseline. After four and one half years from issuance, the dividend rate will increase to 9% (including a quarterly lending incentive fee of 0.5%).
The SBLF Preferred Stock is non-voting, except in limited circumstances. In the event that the Company misses five dividend payments, whether or not consecutive, the holder of the SBLF Preferred Stock will have the right, but not the obligation, to appoint a representative as an observer on the Company's Board of Directors and such right would continue until the Company had made full dividend payments for four consecutive payments thereafter. At no point, however, will Treasury have any right to actually appoint members to serve on the board because the Company's requested SBLF investment is not $25 million or more, which is the threshold under the SBLF that a recipient institution must cross before missed dividend payments can result in Treasury having the right to appoint members to the institution's board of directors.
The SBLF Preferred Stock may be redeemed at any time at the Company's option, at a redemption price of 100% of the liquidation amount plus accrued but unpaid dividends to the date of redemption for the current period, subject to the approval of its federal banking regulator. Partial redemptions will be permitted so long as in amounts equal to at least 25% of the number of originally issued SBLF Preferred Stock.
The SBLF Preferred Stock was issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has agreed to register the SBLF Preferred Stock under certain circumstances set forth in Annex E to the Purchase Agreement. The SBLF Preferred Stock is not subject to any restrictions on transfer.

Item 3.02.    Unregistered Sales of Equity Securities

The information set forth under "Item 1.01 Entry into a Material Definitive Agreement" is incorporated by reference into this Item 3.02. The issuance and sale of the SBLF Preferred Stock was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has not engaged in a general solicitation or advertising with regard to the issuance and sale of such securities and has not offered securities to the public in connection with this issuance and sale.

Item 3.03.    Material Modifications to Rights of Security Holders

The terms of the SBLF Preferred Stock impose limits on the ability to the Company to pay dividends and repurchase shares of common stock. Under the terms of the SBLF Preferred Stock, no repurchases may be effected, and no dividends may be declared or paid on preferred shares ranking pari passu with the SBLF Preferred Stock, junior preferred shares, or other junior securities (including the common stock) during the current quarter and for the next three quarters following the failure to declare and pay dividends on the SBLF Preferred Stock, except that, in any such quarter in which the dividend is paid, dividend payments on shares ranking pari passu may be paid to the extent necessary to avoid any resulting material covenant breach.
Under the terms of the SBLF Preferred Stock, the Company may only declare and pay a dividend on the common stock or other stock junior to the SBLF Preferred Stock, or repurchase shares of any such class or series of stock, if, after payment of such dividend, the dollar amount of the Company's Tier 1 Capital would be at least 90% of the Signing Date Tier 1 Capital, as set forth in the Certificate of Designation relating to the SBLF Preferred Stock, excluding any subsequent net charge-offs and any redemption of the SBLF Preferred Stock (the "Tier 1 Dividend Threshold"). The Tier 1 Dividend Threshold is subject to reduction, beginning on the second anniversary of issuance and ending on the tenth anniversary, by 10% for each one percent increase in QSBL over the baseline level.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 6, 2011, MVB Financial Corp. amended Article V of its Articles of Incorporation. The amendment to the Articles increases the number of authorized preferred shares from 5,000 to 8,500. The Articles of Amendment are attached as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
The following exhibits are filed herewith:
Exhibit No. Description of Exhibit
3.1 Amendment to Articles of Incorporation
3.2 Certificate of Designation for the SBLF Preferred Stock
4.1 Form of Certificate for the SBLF Preferred Stock
10.1 Small Business Lending Fund-Securities Purchase Agreement, dated September 8, 2011, between MVB Financial Corp. and the Secretary of the Treasury, with respect to the issuance and sale of the SBLF Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVB FINANCIAL CORP

Date: September 09, 2011	By:	/s/ Eric L. Tichenor
Eric L. Tichenor
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-3.1	Exhibit 3.1
EX-3.2	Exhibit 3.2
EX-4.1	Exhibit 4.1
EX-10.1	Exhibit 10.1